UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2012

ZELTIQ Aesthetics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35318	27-0119051
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4698 Willow Road, Suite 100

Pleasanton, CA 94588

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (925) 474-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2012, the Board of Directors of ZELTIQ Aesthetics, Inc. appointed Mary Fisher as a member of the Board of Directors of ZELTIQ, as well as a member of the Audit Committee and the Compensation Committee of the Board of Directors of ZELTIQ.

As a non-employee director of ZELTIQ, Ms. Fisher will receive compensation for her services on the Board of Directors and the various committees to which she has been appointed pursuant to ZELTIQ’s standard compensation arrangements with non-employee directors, which is as follows:

Cash Compensation—Annual Retainers:

Non-Employee Director: $30,000

Chairman of the Audit Committee: $14,000

Audit Committee Member (other than Chairman): $6,000

Chairman of the Compensation Committee: $10,000

Compensation Committee Member (other than Chairman): $4,500

Chairman of the Nominating and Corporate Governance Committee: $6,000

Nominating and Corporate Governance Committee Member (other than Chairman): $3,000

Equity Compensation:

Annual grant of an option to purchase 30,000 shares with an exercise price equal to the fair market value on the date of grant, vesting monthly over one year, and with a ten year term. The annual grant will be made at each annual meeting of stockholders; for directors appointed between annual meetings, they receive a stock option grant prorated for the amount of time to serve as a non-employee director until the next annual meeting.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZELTIQ AESTHETICS, INC.

Dated: September 14, 2012	By:	/s/ Sergio Garcia
Sergio Garcia
Senior Vice President, General Counsel & Secretary